Exhibit 10.3
FORM OF LOAN AGREEMENT
(Summary Translation)
This Agreement is made and entered into by the Parties below on [specify date]:
(1)	Lender:

[specify name of a subsidiary of SouFun Holdings Limited] of [specify address]

(2)	Borrowers:

[specify name of shareholder of a consolidated controlled entity] of [specify address]as “Borrower I;” and
[specify name of shareholder of a consolidated controlled entity] of [specify address]as “Borrower II.”
The Lender and each Borrower are hereinafter referred to collectively as the “Parties” and each as a “Party.”
WHEREAS:
     Borrower I holds a [specify percentage]% equity interest in [specify name of the consolidated controlled entity] (hereinafter referred to as the “Company”), a domestically funded company with limited liability registered in [specify city], China, and qualified as an independent legal person;
     Borrower II holds a [specify percentage]% equity interest in the Company; and
     The Lender, on [specify date], provided a loan of [specify amount] in Renminbi to Borrower I, and a loan of [specify amount] in Renminbi to Borrower II.
     The aforesaid loans are collectively referred to as the “Loan.”
     NOW, THEREFORE, in order to identify the rights and obligations of any Party, the Parties hereof, through friendly negotiations, agree as follows:
1. Loan

1.1	Provision of the Loan
     The Borrowers applied to the Lender for the Loan. The Lender agreed to provide the Loan to the Borrowers and disbursed the Loan in full to the Borrowers on [specify date].
1.2	Term of the Loan
     The term of the Loan starts from the date on which the Loan was provided until [specify number] years thereafter. Should any Borrower not be able to repay the Loan in compliance with Article 1.4 of this Agreement due to the restrictions under applicable laws upon the expiry of the term, the term of the Loan shall be extended automatically until such time when the applicable laws permit the repayment in such mode and the Lender agrees to accept the repayment by the Borrowers in accordance with the mode of payment set forth in Article 1.4 herein.
     Except as provided in Article 1.5 herein, the Borrowers may not request to repay the Loan before the due date.
1.3	Use of the Loan
     The Borrowers hereby agree and warrant that the Loan shall be used solely as capital contributed to the Company for its business expansion. Without prior written consent of the Lender, the Borrowers shall not make use of the Loan for any other purpose, nor shall the Borrowers transfer, pledge or mortgage their equity interests or other rights and interests in the Company to any third party other than the Lender.

1.4	Repayment of the Loan
     Pursuant to applicable PRC laws, the Borrowers shall repay the Loan by means of transferring their respective equity interests in the Company to the Lender or any other person designated by the Lender; and the Borrowers shall have no further obligations after so transferring as aforesaid.
     Any profits or gains from the transfer by the Borrowers of their equity interests in the Company shall be paid back to the Lender or the person designated by the Lender in accordance with provisions hereof.
1.5	Advance Repayment of the Loan
     During the term of the Loan, as extended pursuant hereunder, the Borrowers shall be liable, jointly and severally, to repay their respective portions of the Loan prior to its due date upon the written request of the Lender if any of the following events occurs:
(1)	any Borrower dies or becomes incapacitated, or becomes limited in its capacity for civil conduct;

(2)	any Borrower leaves, resigns from, or is suspended or dismissed from, the post at the Lender or the Lender’s associated companies;

(3)	any Borrower transfers, without the Lender’s consent, its equity interest in the Lender or in the Lender’s other associated companies held by such Borrower to any third party not contemplated by this Agreement;

(4)	any Borrower commits a criminal act or is involved in criminal activities;

(5)	any third party not contemplated hereunder raises a claim to any Borrower for over five hundred thousand Renminbi (RMB 500,000); or

(6)	in accordance with applicable PRC laws, a foreign entity is able to solely operate a value-added telecommunication business, and the relevant authorities have started to examine and approve application for such businesses.
     Pursuant to the applicable PRC laws, the Lender is entitled, but not obliged, to purchase, or designate any other person to purchase, at any time all or part of each Borrower’s equity interest in the Company at any price agreed to by all Parties.
2. Transfer of this Agreement
     The Borrowers may not transfer any of their rights and/or obligations hereunder to any third party without the prior written consent of the Lender. After notice to the other Party, the Lender may transfer any of its rights and/or obligations hereunder to any third party designated by the Lender.
3. Representations, Warranties and Undertakings of Each Borrower
     The Borrowers are PRC citizens with full capacity for civil act, with full and independent legal status, and are legally competent to execute, deliver and perform this Agreement. Each of the Borrowers may sue or be sued in a litigation.
     The Borrowers warrant that they shall not, without the Lender’s prior written consent, transfer, pledge or mortgage their respective equity interests or other rights and interests in the Company to any third party other than the Lender.
     In order to ensure the stability of the value of the equity interests of the Company which form the basis for the Borrowers to repay the Loan, the Borrowers shall ensure standard operations of the Company. The Borrowers undertake to execute an irrevocable shareholders proxy agreement to empower the Lender or any other person designated by the Lender to exercise any and all shareholder rights the Borrowers may exercise in the Company.
4. Confidential Terms
     Each Party hereby agrees that it shall endeavor to take reasonable measures to keep confidential the other

Parties’ confidential materials and information (hereinafter referred to as “Confidential Information”) known or acquired by such Party due to the execution and performance of this Agreement. Without the prior written consent of the owner of the aforesaid Confidential Information, no Party shall divulge, grant or transfer to any third party such Confidential Information. Upon the termination of this Agreement, each Party shall, upon request, return to the owner of such Confidential Information, or destroy on its own, any documents, materials, software or other sources carrying such Confidential Information, delete any such Confidential Information from any relevant memory device and shall not continue to use such Confidential Information.
     The Parties hereby agree that this article shall remain valid regardless of amendment, cancellation or termination of this Agreement.
5. Indemnification
     Each Party shall indemnify the other Parties for, and hold the other Parties harmless against, any loss, damage, obligation and expense resulting from any litigation, claim or other request to the other Parties which occurs or arises out of such Party’s performance of its obligations under this Agreement and any commercial contract.
6. Effectiveness
     This Agreement shall become effective upon its execution by the authorized representatives of all Parties hereto.
7. Governing Law and Dispute Resolution
     The PRC law shall govern the execution, validity, interpretation, amendment, termination and resolution of disputes arising out of this Agreement. The PRC law referred to herein does not include the laws of Taiwan, the Hong Kong Special Administration Region or the Macau Special Administration Region.
     Any dispute arising from or related to this Agreement shall be settled first through friendly negotiations. If such dispute cannot be settled within thirty (30) days after the start of negotiations, it shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration and be arbitrated in Beijing, China in accordance with its arbitration rules when such arbitration application was submitted. The arbitral award shall be final and binding upon all Parties. Unless otherwise decided by the arbitration commission, arbitration fees and other expenses in relation to such arbitration shall be borne by the losing Party.
8. Force Majeure
     “Force majeure” means any unforeseeable circumstance which is beyond the control of a Party, or any unavoidable event, even if foreseeable, as a result of which such Party is unable to perform its obligations, in whole or in part, under this Agreement. Such circumstances include, but are not limited to, any strike, factory closure, explosion, maritime peril, natural disaster, act by a public enemy, fire, flood, accident, war, riot, insurgence or any other similar event.
     Should the affected Party be prevented from performing its obligations hereunder due to any force majeure event, the aforesaid obligations shall be suspended during the continuation of such force majeure event, and the time for performing such obligations shall be extended automatically until the force majeure event ends. The affected Party shall not be liable for its non-performance during the force majeure event.
     Any Party encountering a force majeure event shall forthwith notify the other Parties in writing and supply proper evidence of the inception of the force majeure event and its continuing period. Such Party shall make every reasonable endeavor to mitigate the damages of such event of force majeure.
     If a force majeure event occurs, the Parties shall forthwith negotiate a fair solution, and shall make any and all reasonable efforts to minimize the effects of any event of force majeure.
     If the force majeure event lasts over ninety (90) days and the Parties do not reach any agreement on a just solution, any of the Parties shall be entitled to terminate this Agreement. In case of termination of this Agreement pursuant to the aforesaid provision, none of the Parties shall have any rights or obligations subsequent thereto, but the rights and obligations of each Party arising hereunder before such termination shall not be affected.
9. Miscellaneous
9.1	Notice
     Any notice or other communication sent by any Party shall be written in Chinese, and sent by mail or facsimile transmission to the addresses of the other Parties set forth below or to other designated addresses previously notified by any such other Party. If any Party changes its address, it shall notify the other Parties of such change in a timely and effective manner. The dates on which such notices are deemed to have been effectively given shall be determined as follows:
(A)	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(B)	Notices sent by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark);

(C)	Notices sent by a courier recognized by the Parties shall be deemed effectively given on the third (3rd) day after they were sent to such courier service agency; and

(D)	Notices sent by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document.
Lender: [specify]
Address: [specify]
Fax: [specify]
Tel: [specify]
Attention: [specify]
Borrower I: [specify]
Address: [specify]
Fax: [specify]
Tel: [specify]
Borrower II: [specify]
Address: [specify]
Fax: [specify]
Tel: [specify]
9.2	Non-implied Waiver
     The failure of one Party to exercise its rights to investigate the breach of any other Party under a special circumstance shall not be deemed as a waiver of such rights in other similar cases.
9.3	Severability
     If any provision or portion of this Agreement is determined to be invalid, illegal, or unenforceable, or in conflict with public interests under any applicable PRC laws, the validity, legality and enforceability of the remaining provisions hereunder shall not in any way be affected or impaired. All Parties shall negotiate sincerely to reach an agreement to replace the invalid provision with a provision satisfactory to all Parties.
9.4	Copies
     This Agreement is made in Chinese. This Agreement and its amendment or any other agreements (or documents) submitted based upon this Agreement can be executed in one or more counterparts. Any Party may sign one copy and send such copy by facsimile transmission to the other Parties, but shall forthwith send the original one. All signed documents shall constitute one and the same agreement (or documents), which shall become effective after all Parties sign one or more documents and send them to the other Parties (unless otherwise provided in the original of such documents).
9.5	Amendment
     This Agreement can be amended only upon execution of a written document by all Parties.

Lender: (seal)	Borrower I: (signature and seal)

Legal representative or authorized agent (signature and seal)	Date of Execution: [specify]

Date of Execution: [specify]

Borrower II: (signature and seal)

Date of Execution: [specify]